AVAX Technologies, Inc.
Computation of Earnings (Loss) Per Share 10K

         Month of                                 Months O/S          Year           Year
       Issuance For                Number of      Each Given          Ended          Ended
       F/S Purposes                  Shares          Year           12/31/98       12/31/99
       ------------                  ------          ----           --------       --------
January '90                           582,500                        582,500        582,500

August '91                            230,000                        230,000        230,000

June '92                              287,098                        287,098        287,098

July '93                                7,358
November '93                            1,359
                                   ----------
                                        8,717                          8,717          8,717
                                   ----------

July '94                                3,750                          3,750          3,750

April '95                            (111,330)
May '95                              (196,618)
September '95                         402,490
November '95                        1,374,728
                                   ----------
                                    1,469,270                      1,469,270      1,469,270
                                   ----------

March '96                             (77,901)
May & June '96                        321,875
May & June '96                        129,099
June '96                                9,875
July '96                              146,875
                                   ----------
                                                                     529,823        529,823
                                   ----------

June '97                              407,093
July, August & Sept '97               661,901
Oct, Nov & Dec '97                    402,153
                                   ----------
                                    1,471,147                      1,471,147      1,471,147
                                   ----------

Jan, Feb & March '98                  285,832                        250,103        285,832
April, May & June '98                 353,236                        220,773        353,236
July, Aug & Sept                    4,319,243                      1,619,716      4,319,243
Oct., Nov. & Dec '98                  466,503                         58,313        466,503
                                   ----------
                                    5,424,814
                                   ----------

Jan, Feb & March '99                  305,570        10.5                 --        267,374
April, May & June '99                 442,897         7.5                 --        276,811
July, Aug & Sept '99                  165,648         4.5                            62,118
Oct., Nov. & Dec '99                  119,056         1.5                            14,882
Sept '99 Warrant Exercise Shares       37,500         4.5                            14,063

                                                                  -------------------------
Weighted Average Shares                                            6,731,210     10,642,366
                                                                  =========================
Net Income (Loss) Attributable to Common Stockholders             (5,838,130)    (7,867,563)
Net Income (Loss) Per Share                                            (0.87)         (0.74)